UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 17, 2006

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On August 17, 2006, Marsh & McLennan Companies, Inc. (“MMC”) and Marsh Inc. (“Marsh”) and their subsidiaries and affiliates entered into Amendment No. 3 (“Amendment No. 3”) to the Agreement, dated January 30, 2005, as amended, among such parties, the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York (the “Settlement Agreement”). Amendment No. 3 amends the Settlement Agreement to clarify the permissible means by which Marsh may act and be compensated as a managing general agent or underwriting manager.

A copy of Amendment No. 3 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. MMC filed a copy of the Settlement Agreement as Exhibit 10.1 to a Current Report on Form 8-K dated January 31, 2005.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

10.1

Amendment No. 3, dated August 17, 2006, to the Agreement, dated January 30, 2005, as amended, among Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates, the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato
Name:	Luciana Fato
Title:	Deputy General Counsel-Corporate &

     Corporate Secretary

Date:	August 23, 2006

Exhibit Index

Exhibit No.	Exhibit

10.1

Amendment No. 3, dated August 17, 2006, to the Agreement, dated January 30, 2005, as amended, among Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates, the Attorney General of the State of New York and the Superintendent of Insurance of the State of New York.

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